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Exhibit 99.2

M A C K-C A L I    R E A L T Y    C O R P O R A T I O N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (908) 272-8000	Virginia Sobol Vice President, Marketing and Public Relations (908) 272-8000

MACK-CALI REALTY CORPORATION
ANNOUNCES FOURTH QUARTER RESULTS

        CRANFORD, NEW JERSEY—March 3, 2005—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the fourth quarter and full year 2004.

        Highlights of the quarter included:

  •
  Reported net income per diluted share of $0.49;

  •
  Reported FFO per diluted share of $0.90;

  •
  Signed contract to acquire 1.2 million square foot Jersey City waterfront office tower for $329 million, which closed on March 2, 2005;

  •
  Sold Morris Township, New Jersey office building for $77 million;

  •
  Sold two Texas office buildings for $39.1 million; and

  •
  Declared $0.63 per share quarterly common stock dividend.

FINANCIAL HIGHLIGHTS

        Net income available to common shareholders for the fourth quarter 2004 equaled $30.3 million, or $0.49 per share, versus $27.4 million, or $0.47 per share, for the same quarter last year. For the year ended December 31, 2004, net income available to common shareholders equaled $100.5 million, or $1.65 per share, versus $141.4 million, or $2.43 per share, for 2003.

        Funds from operations (FFO) available to common shareholders for the quarter ended December 31, 2004 amounted to $67.9 million, or $0.90 per share, versus $66.5 million, or $0.91 per share, for the quarter ended December 31, 2003. For the year ended December 31, 2004, FFO available to common shareholders amounted to $270.1 million, or $3.60 per share, versus $275.7 million, or $3.82 per share, for the same period last year.

        Total revenues for the fourth quarter 2004 increased 5.8 percent to $152.1 million as compared to $143.7 million for the same quarter last year.

        For the year ended December 31, 2004, total revenues amounted to $589.0 million, an increase of 3.5 percent over total revenues of $569.3 million for the same period last year.

        All per share amounts presented above are on a diluted basis.

        The Company had 61,038,875 shares of common stock, 10,000 shares of 8 percent cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), 7,616,447 common operating partnership units and 215,018 of $1,000-face-value preferred operating partnership units outstanding as of December 31, 2004.

        The outstanding preferred units are convertible into 6,205,425 common operating partnership units. Assuming conversion of all preferred units into common units, the Company had a total of 74,860,747 shares/common units outstanding at December 31, 2004.

        As of December 31, 2004, the Company had total indebtedness of approximately $1.7 billion, with a weighted average annual interest rate of 6.32 percent. The Company had a total market capitalization of $5.2 billion and a debt-to-undepreciated assets ratio of 37.9 percent at December 31, 2004. The Company had an interest coverage ratio of 3.5 times for the quarter ended December 31, 2004.

        Mitchell E. Hersh, president and chief executive officer, commented, "We continue to stay focused on our strategic plan of securing long-term leases with top-quality tenants, enhancing our presence in core Northeast markets, and strengthening our balance sheet so we are well-positioned to capitalize on a recovering economy."

        The following is a summary of the Company's recent activity:

ACQUISITIONS

        In October, the Company acquired 232 Strawbridge Drive, a 74,258 square-foot office property located in Moorestown, New Jersey for $8.7 million. With the acquisition of this property, the Company now owns all three office buildings in Moorestown Corporate Center, totaling 222,258 square feet.

        In December, the Company announced several acquisitions, as follows:

  •
  The Company acquired a 62.5 percent interest in One River Center, a three-building, class A office complex totaling 460,000 square feet located in Middletown, New Jersey. The office complex was acquired through the conversion of the Company's note receivable with a balance of $13 million into a controlling equity interest;

  •
  The Company acquired three office buildings totaling 279,811 square feet in Parsippany, New Jersey. The buildings were purchased for $30.8 million. Located at Four, Five and Six Century Drive, adjacent to Mack-Cali Business Campus, the buildings are 46.2 percent leased to 13 tenants; and

  •
  The Company acquired 150 Monument Road, a six-story, 125,783 square-foot, class A office building in Bala Cynwyd, Pennsylvania. The building was purchased for $18.6 million and is 66 percent leased to 23 tenants.

        On March 2, 2005, the Company completed the acquisition of all the interests in 101 Hudson Street, a 1.2 million square-foot Class A office tower on the Jersey City waterfront. The 42-story building was purchased for $329 million.

PROPERTY SALES

        In October, the Company sold Kemble Plaza I, a 387,000 square foot office property located at 340 Mount Kemble Avenue in Morris Township, New Jersey for $77 million.

        In November, the Company sold two office properties in Texas totaling 554,330 square feet for $39.1 million. The properties sold were TriWest Plaza, a 367,018 square-foot, 81.8 percent leased office building located at 3030 LBJ Freeway in Dallas and the Century Building, a 187,312 square-foot, 90.6 percent leased office building located at 84 N.E. Loop 410 in San Antonio.

        In February 2005, the Company completed several property sales, as follows:

  •
  The Company sold the Brandeis Building, a 318,224 square-foot office building in Omaha, Nebraska. The building, which was 13 percent leased, was sold for $8.7 million;

  •
  The Company sold its remaining, wholly-owned Texas property, 1122 North Alma Road, an 82,576 square foot office building in Richardson, for approximately $2.1 million. The vacant building was the last of three buildings sold in a transaction announced by the Company in November; and

  •
  The Company sold its 75,668 square foot office property located at 3 Skyline Drive in Hawthorne, New York for approximately $9.6 million.

FINANCING ACTIVITY

        In November, the Company refinanced its $150 million secured loan from the Prudential Insurance Company of America. The loan carries an interest rate of 4.78 percent, which is a reduction of 212 basis points from the previous loan. The loan, which matures on January 15, 2010, is secured by seven properties. The previous loan was secured by 11 properties.

        Also, in November, the Company's operating partnership, Mack-Cali Realty, L.P., refinanced its unsecured revolving credit facility with a group of 27 lender banks. The $600 million unsecured facility, which is expandable to $800 million, carries an interest rate equal to LIBOR plus 65 basis points, representing a reduction of five basis points from the previous facility. The credit facility, which also carries a facility fee of 20 basis points, has a three-year term with a one-year extension option. The interest rate and facility fee are subject to adjustment, on a sliding scale, based upon the operating partnership's unsecured debt ratings.

        In December, the Company's Board of Directors declared a cash dividend of $0.63 per common share (indicating an annual rate of $2.52 per common share) for the fourth quarter 2004, which was paid on January 18, 2005 to shareholders of record as of January 5, 2005.

        The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period October 15, 2004 through January 14, 2005. The dividend was paid on January 18, 2005 to shareholders of record as of January 5, 2005.

        In January 2005, the Company's operating partnership, Mack-Cali Realty, L.P., completed the sale of $150 million of 10-year senior unsecured notes. The 5.125 percent notes are due January 15, 2015. The proceeds from the issuance of approximately $148.1 million were used primarily to repay outstanding borrowings under the Company's unsecured credit facility.

LEASING INFORMATION

        Mack-Cali's consolidated in-service portfolio was 91.2 percent leased at December 31, 2004, compared to 92.9 percent leased at September 30, 2004 and 91.5 percent leased at December 31, 2003.

        For the quarter ended December 31, 2004, the Company executed 174 leases totaling 1,516,658 square feet. For the year ended December 31, 2004, the Company executed 697 leases totaling 4,966,131 square feet.

        Leases for the quarter ended December 31, 2004 consisted of 1,282,696 square feet of office space, 218,712 square feet of office/flex space and 15,250 square feet of industrial/warehouse space. Of these totals, 529,666 square feet were for new leases and 986,992 square feet were for lease renewals and other tenant retention transactions.

        Highlights of the quarter's leasing transactions included:

  •
  Morgan Stanley D.W., Inc., a global financial services firm, renewed its lease of 306,170 square feet at Harborside Financial Center Plaza 2 in Jersey City, New Jersey for five years. The 761,200 square foot office building is 100 percent leased.

  •
  Pfizer, Inc., a pharmaceutical company, signed a new, two-year lease for 154,592 square feet at 5 Wood Hollow Road in Parsippany, New Jersey. The 317,040 square-foot office building is 100 percent leased.

  •
  A&E Distribution, Inc., a subsidiary of retailer A&E Stores, Inc., signed a new, five-year lease for 63,400 square feet at Mack-Cali Airport in Little Ferry, New Jersey. The 286,628 square-foot office building is 88.6 percent leased.

  •
  Fiserv Solutions, Inc., an information technology provider, renewed its lease for 59,780 square feet at 250 Johnson Road in Morris Plains, New Jersey for seven years. The 75,000 square-foot office building is 100 percent leased.

  •
  Citigroup Global Markets, a provider of investment banking, asset management and advisory services, extended the term of its lease for 26,262 square feet at 140 E. Ridgewood Avenue in Paramus, New Jersey for eight years. The 239,680 square-foot office building is 100 percent leased. Additionally, Citigroup also signed a five-year renewal for 21,922 square feet at 325 Columbia Turnpike in Florham Park, New Jersey. The 168,144 square-foot office building is 100 percent leased.

  •
  Forest Laboratories Inc., a pharmaceutical company, signed an expansion of 36,452 square feet for approximately 12 years at Harborside Financial Center Plaza 5 in Jersey City, New Jersey. The 977,225 square-foot office building is 79 percent leased.

  •
  The Southern Westchester Board of Cooperative Educational Services signed two new, three-year leases at the Cross Westchester Executive Park in Elmsford, New York, aggregating 29,931 square feet. One lease is for 20,131 square feet at 2 Westchester Plaza, a 25,000 square-foot office/flex building that is 100 percent leased. The second lease is for 9,800 square feet at 50 Executive Boulevard, a 45,200 square-foot office/flex building that is 85.6 percent leased.

        Included in the Company's Supplemental Operating and Financial Data for the fourth quarter 2004 are schedules highlighting the leasing statistics for both the Company's consolidated and joint venture properties.

        The supplemental information is available on Mack-Cali's web site, as follows: http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.04.pdf

ADDITIONAL INFORMATION

        The Company expressed comfort with net income and FFO per diluted share for the first quarter and full year 2005, as follows:

	First Quarter 2005 Range	Full Year 2005 Range
Net income available to common shareholders	$0.40–$0.42	$1.51–$1.71
Add: Real estate-related depreciation and amortization	0.48	1.94
Funds from operations available to common shareholders	$0.88–$0.90	$3.45–$3.65

        These estimates reflect management's view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

        An earnings conference call with management is scheduled for today, March 3, 2005 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at: http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1002203

        The live conference call is also accessible by calling (719) 457-2633 and requesting the Mack-Cali conference call.

        The conference call will be rebroadcast on Mack-Cali's website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on March 3, 2005 through March 10, 2005.

        A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 108004.

        Copies of Mack-Cali's 2004 Form 10-K and Fourth Quarter 2004 Supplemental Operating and Financial Data are available on Mack-Cali's website, as follows:

  2004 Form 10-K:
  http://www.mack-cali.com/graphics/shareholders/pdfs/10k.04.pdf

  Fourth Quarter 2004 Supplemental Operating and Financial Data:
  http://www.mack-cali.com/graphics/shareholders/pdfs/4th.quarter.sp.04.pdf

        In addition, these items are available upon request from:

  Mack-Cali Investor Relations Dept.
  11 Commerce Drive, Cranford, NJ 07016-3501
  (908) 272-8000 ext. 2484

INFORMATION ABOUT FFO

        Funds from operations ("FFO") is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles ("GAAP"), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs. FFO per share should not be considered as an alternative to net income per share as an indication of the Company's performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company's FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts ("NAREIT"). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

        Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 269 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 30.1 million square feet. The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,100 tenants.

        Additional information on Mack-Cali Realty Corporation is available on the Company's website at http://www.mack-cali.com.

        Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by the use of words such as "may," "will," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Quarter Ended December 31,
	2004	2003
Base rents	$129,674	$123,876
Escalations and recoveries from tenants	18,519	15,041
Parking and other	3,950	4,791
Total revenues	152,143	143,708
Real estate taxes	18,194	16,095
Utilities	10,218	9,722
Operating services	21,685	19,383
General and administrative	9,129	9,102
Depreciation and amortization	35,066	30,490
Interest expense	26,779	28,994
Interest income	(327)	(265)
Total expenses	120,744	113,521
Income from continuing operations before minority interest and equity in earnings	31,399	30,187
Minority interest in Operating Partnership	(6,934)	(6,951)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	(3,963)	623
Gain on sale of investment in unconsolidated joint ventures (net of minority interest)	—	716
Income from continuing operations	20,502	24,575
Discontinued operations (net of minority interest):
Income from discontinued operations	378	1,390
Realized gains (losses) and unrealized losses on disposition of rental property, net	9,882	1,955
Total discontinued operations, net	10,260	3,345
Net income	30,762	27,920
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$30,262	$27,420
PER SHARE DATA:
Basic earnings per common share	$0.50	$0.47
Diluted earnings per common share	$0.49	$0.47
Dividends declared per common share	$0.63	$0.63
Basic weighted average shares outstanding	60,720	58,256
Diluted weighted average shares outstanding	69,043	66,781

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Year Ended December 31,
	2004	2003
Base rents	$508,781	$490,297
Escalations and recoveries from tenants	67,079	60,242
Parking and other	13,131	18,734
Total revenues	588,991	569,273
Real estate taxes	69,877	63,243
Utilities	42,157	40,461
Operating services	76,635	72,174
General and administrative	31,793	31,320
Depreciation and amortization	130,254	115,549
Interest expense	109,649	115,592
Interest income	(1,366)	(1,100)
Loss on early retirement of debt, net	—	2,372
Total expenses	458,999	439,611
Income from continuing operations before minority interest and equity in earnings	129,992	129,662
Minority interest in Operating Partnership	(28,438)	(29,045)
Equity in earnings of unconsolidated joint ventures (net of minority interest), net	(3,452)	11,873
Gain on sale of investment in unconsolidated joint ventures (net of minority interest)	637	21,108
Income from continuing operations	98,739	133,598
Discontinued operations (net of minority interest):
Income from discontinued operations	4,333	6,335
Realized gains (losses) and unrealized losses on disposition of rental property, net	(619)	3,120
Total discontinued operations, net	3,714	9,455
Net income	102,453	143,053
Preferred stock dividends	(2,000)	(1,672)
Net income available to common shareholders	$100,453	$141,381
PER SHARE DATA:
Basic earnings per common share	$1.66	$2.45
Diluted earnings per common share	$1.65	$2.43
Dividends declared per common share	$2.52	$2.52
Basic weighted average shares outstanding	60,351	57,724
Diluted weighted average shares outstanding	68,743	65,980

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended December 31,
	2004	2003
Net income available to common shareholders	$30,262	$27,420
Add: Minority interest in Operating Partnership	6,934	6,951
Minority interest in equity in earnings of unconsolidated joint ventures	(500)	83
Minority interest in gain on sale of investment in unconsolidated joint ventures	—	96
Minority interest in discontinued operations	1,295	448
Real estate-related depreciation and amortization on continuing operations(1)	40,990	31,419
Real estate-related depreciation and amortization on discontinued operations	59	1,149
Deduct: Gain on sale of investment in unconsolidated joint venture	—	(812)
Add (Deduct): Discontinued operations—Realized gains (losses) and unrealized losses on disposition of rental property, net	(11,129)	(244)
Funds from operations available to common shareholders(2)	$67,911	$66,510
Diluted weighted average shares/units outstanding(3)	75,248	72,989
Funds from operations per share/unit—diluted	$0.90	$0.91
Dividends declared per common share	$0.63	$0.63
Dividend payout ratio:
Funds from operations—diluted	69.81%	69.14%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$2,967	$3,452
Tenant improvements and leasing commissions	$10,990	$12,399
Straight-line rent adjustments(4)	$3,331	$4,411

(1)
Includes the Company's share from unconsolidated joint ventures of $6,085 and $1,113 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,871 shares in 2004 and 14,004 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $96 and $184 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Year Ended December 31,
	2004	2003
Net income available to common shareholders	$100,453	$141,381
Add: Minority interest in Operating Partnership	28,438	29,045
Minority interest in equity in earnings of unconsolidated joint ventures	(434)	1,607
Minority interest in gain on sale of investment in unconsolidated joint venture	83	2,844
Minority interest in discontinued operations	450	1,280
Real estate-related depreciation and amortization on continuing operations(1)	138,813	123,322
Real estate-related depreciation and amortization on discontinued operations	2,320	4,212
Deduct: Equity in earnings—gain on disposition of rental property	—	(2,427)
Gain on sale of investment in unconsolidated joint venture	(720)	(23,952)
Add (Deduct): Discontinued operations—Realized gains(losses) and unrealized losses on disposition of rental property, net	727	(1,568)
Funds from operations available to common shareholders(2)	$270,130	$275,744
Diluted weighted average shares/units outstanding(3)	74,948	72,199
Funds from operations per share/unit—diluted	$3.60	$3.82
Dividends declared per common share	$2.52	$2.52
Dividend payout ratio:
Funds from operations—diluted	69.92%	65.98%
Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$7,405	$8,982
Tenant improvements and leasing commissions	$45,999	$44,432
Straight-line rent adjustments(4)	$11,785	$13,293

(1)
Includes the Company's share from unconsolidated joint ventures of $9,193 and $8,457 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (13,965 shares in 2004 and 14,021 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

(4)
Includes the Company's share from unconsolidated joint ventures of $545 and $3,087 for 2004 and 2003, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended December 31,
	2004	2003
Net income available to common shareholders	$0.49	$0.47
Add: Real estate-related depreciation and amortization on continuing operations(1)	0.54	0.43
Real estate-related depreciation and amortization on discontinued operations	—	0.02
Deduct: Gain on sale of investment in unconsolidated joint venture	—	(0.01)
Add: Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.15)	—
Minority interest/rounding adjustment	0.02	—
Funds from operations available to common shareholders(2)	$0.90	$0.91
Diluted weighted average shares/units outstanding(3)	75,248	72,989

(1)
Includes the Company's share from unconsolidated joint ventures of $0.08 and $0.02 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,871 shares in 2004 and 14,004 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Year Ended December 31,
	2004	2003
Net income available to common shareholders	$1.65	$2.43
Add: Real estate-related depreciation and amortization on continuing operations(1)	1.85	1.71
Real estate-related depreciation and amortization on discontinued operations	0.03	0.06
Deduct: Equity in earnings-gain on disposition of rental property	—	(0.03)
Gain on sale of investment in unconsolidated joint venture	(0.01)	(0.33)
Add: Realized gains (losses) and unrealized losses on disposition of rental property, net	0.01	(0.02)
Minority interest/rounding adjustment	0.07	—
Funds from operations available to common shareholders(2)	$3.60	$3.82
Diluted weighted average shares/units outstanding(3)	74,948	72,199

(1)
Includes the Company's share from unconsolidated joint ventures of $0.12 and $0.12 for 2004 and 2003, respectively.

(2)
Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition. For further discussion, see "Information About FFO" in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (13,965 shares in 2004 and 14,021 shares in 2003), plus dilutive Common Stock Equivalents (i.e. stock options and warrants).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts)

	December 31,
	2004	2003
ASSETS:
Rental property
Land and leasehold interests	$593,606	$552,287
Buildings and improvements	3,296,789	3,176,236
Tenant improvements	262,626	218,493
Furniture, fixtures and equipment	7,938	7,616
	4,160,959	3,954,632
Less—accumulated deprec. & amort.	(641,626)	(546,007)
	3,519,333	3,408,625
Rental property held for sale, net	19,132	—
Net investment in rental property	3,538,465	3,408,625
Cash and cash equivalents	12,270	78,375
Investments in unconsolidated joint Ventures	46,743	48,624
Unbilled rents receivable, net	82,586	74,608
Deferred charges and other assets, net	155,060	126,791
Restricted cash	10,477	8,089
Accounts receivable, net	4,564	4,458
Total assets	$3,850,165	$3,749,570
LIABILITIES AND STOCKHOLDERS' EQUITY:
Senior unsecured notes	$1,031,102	$1,127,859
Revolving credit facilities	107,000	—
Mortgages, loans payable and other obligations	564,198	500,725
Dividends and distributions payable	47,712	46,873
Accounts payable and accrued expenses	57,002	41,423
Rents received in advance and security deposits	47,938	40,099
Accrued interest payable	22,144	23,004
Total liabilities	1,877,096	1,779,983
Minority interests:
Operating Partnership	416,855	428,099
Consolidated joint ventures	11,103	—
Total minority interests	427,958	428,099
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000 and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized, 61,038,875 and 59,420,484 shares outstanding	610	594
Additional paid-in capital	1,650,834	1,597,785
Dividends in excess of net earnings	(127,365)	(74,721)
Unamortized stock compensation	(3,968)	(7,170)
Total stockholders' equity	1,545,111	1,541,488
Total liabilities and stockholders' equity	$3,850,165	$3,749,570

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FINANCIAL HIGHLIGHTS
ACQUISITIONS
PROPERTY SALES
FINANCING ACTIVITY
LEASING INFORMATION
ADDITIONAL INFORMATION
INFORMATION ABOUT FFO
ABOUT THE COMPANY